Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 11-K for the Tredegar Corporation Retirement Savings Plan (the “Plan”) for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Andrew Edwards, Vice President, Finance and Treasurer and principal financial officer of Tredegar Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ D. Andrew Edwards
—————————————
D. Andrew Edwards
Vice President, Finance and Treasurer
Principal Financial Officer
June 27, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to the Tredegar Corporation Retirement Savings Plan (the “Plan”) and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) and Section III of SEC Release No. 33-8238, 34-47986, IC-26068 (June 5, 2003) for treatment as a document “accompanying” the Annual Report on Form -11-K to which it is attached and not as a document “filed” as part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of Tredegar Corporation's Securities Act registration statements.